SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT PURSUANT TO SECTION 13 OR 15 (D) OF THE

SECURITIES EXCHANGE ACT OF 1934

DATE OF REPORT (DATE OF EARLIEST EVENT REPORTED)                                                                              April 30, 2011

BERKSHIRE HATHAWAY INC.

(EXACT NAME OF REGISTRANT AS SPECIFIED IN ITS CHARTER)

DELAWARE	001-14905	47-0813844
(STATE OR OTHER JURISDICTION OF INCORPORATION)	(COMMISSION FILE NUMBER)	(I.R.S. EMPLOYER IDENTIFICATION NO.)

3555 Farnam Street Omaha, Nebraska	68131
(ADDRESS OF PRINCIPAL EXECUTIVE OFFICES)	(ZIP CODE)

(402) 346-1400
REGISTRANT’S TELEPHONE NUMBER, INCLUDING AREA CODE

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 5.07 Submission of Matters to a Vote of Security Holders

On April 30, 2011, Berkshire Hathaway Inc. held an annual meeting of its shareholders. There were four items acted on at that meeting as follows: 1) Election of Directors; 2) A non-binding resolution to approve the compensation of Berkshire’s Named Executive Officers; 3) A non-binding resolution to determine the frequency with which shareholders shall be entitled to have an advisory vote on executive compensation; and 4) a shareholder proposal with respect to the establishment of quantitative goals for the reduction of greenhouse gas and other emissions at Berkshire’s energy generating holdings. Berkshire’s shareholders reelected all of Berkshire’s directors in an uncontested election. Following are the votes cast for and against each director.

Proposal 1 – Election of Directors
	For	Against
Warren E. Buffett	720,605	8,407
Charles T. Munger	723,066	5,945
Howard G. Buffett	726,812	2,200
Stephen B. Burke	727,903	1,109
Susan L. Decker	727,807	1,205
William H. Gates III	727,122	1,890
David S. Gottesman	727,748	1,263
Charlotte Guyman	726,919	2,093
Donald R. Keough	701,770	27,242
Thomas S. Murphy	720,174	8,838
Ronald L. Olson	726,585	2,427
Walter Scott, Jr.	727,262	1,750

The results of the other matters acted upon at the meeting were as follows.

	For	Against	Abstain
Proposal 2 – Advisory vote on executive compensation	720,883	6,119	2,009

	1 year	2 years	3 years	Abstain
Proposal 3 – Advisory vote on the frequency of an advisory vote on executive compensation	112,395	4,615	609,699	2,287

	For	Against	Abstain
Proposal 4 – Shareholder proposal	68,733	608,576	51,702

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

May 3, 2011	BERKSHIRE HATHAWAY INC.

/s/ Marc D. Hamburg

By: Marc D. Hamburg
Senior Vice President and Chief Financial Officer